Exhibit 99.1
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

WILMA WALKER, individually and on behalf of all others similarly situated,	) )
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Plaintiff,	)
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v.	)	C.A. No. 4142-CC
AMERICAN INTERNATIONAL GROUP, INC., EDWARD M. LIDDY, STEPHEN F. BOLLENBACH, MARTIN S. FELDSTEIN, FRED H. LANGHAMMER, GEORGE L. MILES, JR., SUZANNE NORA JOHNSON, MORRIS W. OFFIT, JAMES F. ORR III, VIRGINIA M. ROMETTY, MICHAEL H. SUTTON and EDMOND S. W. TSE,
) ) ) ) ) ) )
Defendants.	)
STIPULATION AND ORDER OF DISMISSAL
     WHEREAS, on November 4, 2008, the above-captioned action was filed as a purported class action in which plaintiff alleged violations of Delaware General Corporation Law Section 242(b)(2) and breaches of fiduciary duty in connection with alleged violations of Delaware General Corporation Law Section 242(b)(2) and breaches of fiduciary duty in connection with the Series C Preferred Stock to be issued by American International Group, Inc. (“AIG”) to a trust created for the benefit of the United States Treasury, pursuant to credit agreement with the Federal Reserve Bank of New York entered on September 22, 2008, and plaintiff sought, among other things, an order declaring that the Series C Preferred Stock is not convertible into common stock absent a class vote by the holders of the common stock to amend AIG’s Restated Certificate of Incorporation to increase the number of authorized common shares and decrease the par value of the common shares;

     WHEREAS, during a conference with the Court on November 7, 2008, AIG’s counsel stated that any amendment to the Restated Certificate of Incorporation to increase the number of authorized common shares or to decrease the par value of the common shares would be the subject of a class vote by the holders of the common stock, and, based on this representation, plaintiff’s counsel agreed that the plaintiff’s request for an order granting this relief is moot;
     WHEREAS, AIG publicly disclosed on November 10, 2008, in its Form 10Q filing for the third quarter of 2008, that the holders of the common stock will be entitled to vote as a class separate from the holders of the Series C Preferred Stock on any amendment to AIG’s Restated Certificate of Incorporation that increases the number of authorized common shares and decreases the par value of the common shares;
     IT IS HEREBY STIPULATED AND AGREED, pursuant to Rules 23(e) and 41(a) of the Rules of the Court of Chancery, subject to the approval of the Court, that:
     1. Count I of the Verified Complaint, which alleges a violation of 8 Del. C. § 242(b)(2), is dismissed as moot as against all defendants;
     2. Count II of the Verified Complaint, which alleges breaches of fiduciary duty, is voluntarily dismissed by plaintiff without prejudice as against all defendants;
     3. This Court retains jurisdiction for purposes of hearing an application by plaintiff’s counsel for an award of attorneys’ fees and the reimbursement of litigation expenses in an amount that shall not exceed $350,000 (the “Fee Application”), which defendants reserve the right to contest, in whole or in part;

     4. A hearing on the Fee Application is scheduled to be held before the Court, in the Court of Chancery Courthouse, 34 The Circle, Georgetown, DE 19947, on April 6, 2009 at 2:30 p.m. (the “Hearing”). The Court has the right to adjourn the Hearing without further notice.
     5. Any AIG stockholder who objects to the Fee Application, or otherwise wishes to be heard, may appear personally or by counsel at the Hearing and present evidence or argument that may be proper and relevant; provided, however, that no AIG stockholder may be heard and no papers or briefs submitted by or on behalf of any AIG stockholder shall be received and considered, except by Order of the Court for good cause shown, unless, no later than ten (10) business days prior to the Hearing the following is served electronically or by hand or overnight mail upon each of the following counsel identified below: (a) a written detailed statement of such person’s specific objections to the Fee Application, identifying the name, address, and telephone number of the objector and, if represented, their counsel; and (b) all documents and writings such person desires the Court to consider.
     6. The filing by AIG of this Stipulation and Order of Dismissal as an attachment to a Form 8-K within five business days shall constitute adequate notice for purposes of Rule 23(e).

/s/ Joel Friedlander	/s/ Kenneth J. Nachbar
Andre G. Bouchard (Bar No. 2504)	Kenneth J. Nachbar (Bar No. 2067)
Joel Friedlander (Bar No. 3163)	MORRIS, NICHOLS, ARSHT & TUNNELL LLP
BOUCHARD MARGULES & FRIEDLANDER, P.A.	1201 North Market Street
222 Delaware Avenue, Suite 1400	P.O. Box 1347
Wilmington, Delaware 19801	Wilmington, DE 19899-1347
(302) 573-3500	(302) 658-9200

Attorneys for Plaintiff Wilma Walker	Attorneys for Defendants American International Group, Inc., Edward M. Liddy and Edmond S. W. Tse

/s/ Peter J. Walsh, Jr.

Peter J. Walsh, Jr. (Bar No. 2437)
POTTER ANDERSON & CORROON LLP
Hercules Plaza, Sixth Floor
1313 North Market Street
P.O. Box 951
Wilmington, Delaware 19899-0951
302 984-6000

Attorneys for Defendants Stephen F. Bollenbach, Martin S. Feldstein, Fred H. Langhammer, George L. Miles, Jr., Suzanne Nora Johnson, Morris W. Offit, James F. Orr III, Virginia M. Rometty and Michael H. Sutton
SO ORDERED, this 5th day of February, 2009
/s/ William B. Chandler, III
Chancellor William B. Chandler, III

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